SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Registrant entered into employment agreements dated as of September 15, 2009 with Joe F. Sanderson, Jr., its Chief Executive Officer, Lampkin Butts, its President and Chief Operating Officer and D. Michael Cockrell, its Treasurer and Chief Financial Officer. The term of each agreement begins September 15, 2009 and ends when the officer’s employment terminates under the provisions of the agreement. Each agreement provides for the officer’s fiscal 2009 salary and bonus to be paid in accordance with the levels and bonus program that the Registrant previously disclosed in its definitive proxy statement for its 2009 annual meeting and in its current report on Form 8-K dated January 29, 2009, respectively. The officers’ compensation will be reassessed annually.
The agreements provide for a severance payment to be paid to the officers if: (1) before a change in control of the Registrant, the officers are terminated without cause, except in the case of poor performance, (2) at or after a change in control of the Registrant, the officers are terminated without cause, or (3) the officers resign for good reason. “Cause” is defined in the agreements to include, among other things, conviction of certain felonies, willful misconduct by the officer, failure or refusal by the officer to comply with the Registrant’s policies or a material breach by the officer of the employment agreement. “Good reason” includes, among other things, a material breach of the agreement by the Registrant, a reduction of the officer’s base salary or bonus that is not part of a reduction program affecting all senior executives generally, the relocation of the officer’s principal place of employment by more than 40 miles, or after a change in control of the Registrant, the alteration of the officer’s position that results in a material diminution of his position.
The amount of the severance payments will be, in the case of Mr. Sanderson, three times, and in the case of Messrs. Butts and Cockrell, two times, the following amounts: (1) the officer’s annual base salary in effect at the time of his termination, plus (2) fifty percent of the maximum bonus available to the executive under the Company’s bonus program in effect for the year of termination. In addition, the agreement provides, in the case of the officer’s death, for the continuation of his annual salary payments for one year from the date of his death.
The agreements for Messrs. Butts and Cockrell also designate them as participants in the Registrant’s Supplemental Disability Plan, which was filed with the Registrant’s current report on Form 8-K dated September 25, 2008.
The agreements prohibit the officers from disclosing confidential information about the Registrant during and after their employment, and prohibit the officers from engaging in certain competitive activity with the Registrant during their employment and for two years after the termination of their employment for any reason other than poor performance.
The agreements are filed as exhibits 10.1, 10.2, and 10.3 to this report and the description of the agreements is qualified in its entirety by reference to such exhibits.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibits are filed with this Current Report:

Exhibit No.	Description

10.1+	Employment Agreement dated as of September 15, 2009 between the Registrant and Joe F. Sanderson, Jr.

10.2+	Employment Agreement dated as of September 15, 2009 between the Registrant and Lampkin Butts.

10.3+	Employment Agreement dated as of September 15, 2009 between the Registrant and D. Michael Cockrell.

+	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: September 15, 2009	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Employment Agreement dated as of September 15, 2009 between the Registrant and Joe F. Sanderson, Jr.

10.2+	Employment Agreement dated as of September 15, 2009 between the Registrant and Lampkin Butts.

10.3+	Employment Agreement dated as of September 15, 2009 between the Registrant and D. Michael Cockrell.

+	Management contract or compensatory plan or arrangement.